AMENDMENT NO. 28 TO MANAGEMENT AGREEMENT


         This Amendment No. 28 to the Management Agreement dated December 8, 2000 as amended on February 12, 2001, October 1, 2001, May 1, 2002, January 1, 2003, May 1, 2003, December 1, 2003, January 1, 2004, April 30, 2004, January 1,
2005, April 30, 2005, July 1, 2005, September 30, 2005, November 1, 2005,
December 1, 2005, December 19, 2005, January 1, 2006, May 1, 2006, October 1, 2006, November 1, 2006, January 1, 2007, April 30, 2007, October 31, 2007 and
November 1, 2007 (the "Agreement"), by and between Met Investors Series Trust and Met Investors Advisory Corp. (now known as Met Investors Advisory, LLC) (the "Manager"), is entered into effective the 1st day of February, 2008.

     WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

     WHEREAS the Manager and the Trust desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows:

     1. Schedule A of the Agreement hereby is amended to revise the compensation payable with regard to the following Portfolio:



                            Portfolio                                    Percentage of average daily net assets

------------------------------------------------------------------ ---------------------------------------------------
------------------------------------------------------------------ ---------------------------------------------------
PIMCO Total Return Portfolio                                       0.50% of first $1.2 billion of such  assets,
                                                                   plus 0.475% of such assets over $1.2 billion.


------------------------------------------------------------------ ---------------------------------------------------
------------------------------------------------------------------ ---------------------------------------------------
Dreman Small-Cap Value Portfolio                                   0.80% of first $100 million of such assets,
                                                                   plus 0.775% of such assets over $100 million
                                                                   up to $500  million, plus 0.75% of such
                                                                   assets over $500 million up to $1.0
                                                                   billion, plus 0.725% of such assets
                                                                   over $1 billion.
------------------------------------------------------------------ ---------------------------------------------------

     2. All other terms and conditions of the Agreement shall remain in full force and effect.


IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 1st day of February 2008.


MET INVESTORS SERIES TRUST                  MET INVESTORS ADVISORY, LLC


By:______________________                   By:_______________________
     Name:                                      Name:
     Title:                                     Title: